As filed with the Securities and Exchange Commission on February 28, 2001

                                                              File No. 811-8436

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM N-1A

                            REGISTRATION STATEMENT

                                     UNDER

                      THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 10*


                           THE PREMIUM PORTFOLIOS**
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                  SEVEN WORLD TRADE, NEW YORK, NEW YORK 10048
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                (800) 451-2010

                               ROBERT I. FRENKEL
                7 WORLD TRADE CENTER, NEW YORK, NEW YORK 10048
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                   COPY TO:
                                ROGER P. JOSEPH
                               BINGHAM DANA LLP
                              150 FEDERAL STREET
                               BOSTON, MA 02110
-------------------------------------------------------------------------

* This Amendment also serves as Amendment No. 8 to the Registration Statement on Form N-1A for The Premium Portfolios as it relates to Small Cap Growth Portfolio, File No. 811-07269.

** Relates only to Large Cap Growth Portfolio and Small Cap Growth Portfolio.


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                               EXPLANATORY NOTE


     The Premium Portfolios has filed this Registration Statement pursuant to
Section 8(b) of the Investment Company Act of 1940. However, beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.




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                                     PART A


Responses to Items 1, 2, 3, 5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks.

PORTFOLIO GOALS

The goal of LARGE CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this goal.

The goal of SMALL CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this goal.



The goal of each Portfolio may be changed without approval by that Portfolio's investors but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there can be no assurance that any Portfolio will achieve its goal.

MAIN INVESTMENT STRATEGIES AND RISKS


The Portfolio's may also use other strategies and invest in other securities that are described, along with their risks, in the Part B. However, a Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B. Also note that there are many other factors that could adversely affect an investment and that could prevent a Portfolio from achieving its goals, which are not described here. Each Portfolio's goals and strategies may be changed without investor approval.

LARGE CAP GROWTH PORTFOLIO





Key Investments

The Large Cap Growth Portfolio invests primarily in equity securities of U.S. large cap issuers that, at the time the securities are purchased, have market capitalizations within the top 1,000 stocks of the equity market. Under normal circumstances, at least 65% of the Portfolio's total assets is invested in these securities. At December 31, 2000, issuers within the top 1,000 stocks had market capitalizations of at least $2.5 billion. This number will change with changes in the market. The Portfolio may also invest in securities issued by smaller companies.

The Portfolio's equity securities consist primarily of common stocks. The Portfolio may also invest in other equity securities that Citibank, N.A., the Portfolio's manager (the "manager" believes provide opportunities for appreciation, such as preferred stock, warrants and securities convertible into common stock.



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Selection Process. The manager uses a growth approach, emphasizing well-established companies with superior management teams. The manager looks principally for issuers with long histories of strong, relatively predictable earnings growth rates and the products and strategies for continuing above-average growth. The manager seeks issuers that build earnings by increasing sales, productivity and market share rather than by cutting costs. The manager also emphasizes issuers with stable financial characteristics and low debt levels. The Portfolio may continue to hold securities of issuers that become mid cap or small cap issuers if, in the manager's judgment, these securities remain good investments for the Portfolio.

The manager generally uses a "bottom-up" approach when selecting securities for the Portfolio. This means that the manager looks primarily at individual companies with consistent earnings growth against the context of broader market forces.

Risks

Investors could lose money on their investment in the Portfolio, or the Portfolio may not perform as well as other investments, if:

o Key economic trends become materially unfavorable, such as rising interest rates and levels of inflation or a slowdown of economic growth
o Stock prices decline generally
o Large capitalization companies fall out of favor with investors
o An adverse company specific event, such as an unfavorable earnings report, negatively affects the stock price of a company in which the Portfolio invests
o The manager's judgement about the attractiveness, growth prospects, or potential appreciation of a particular stock proves to be incorrect





The Portfolio's growth-oriented investment style may increase the risks of investing in the Portfolio. Growth securities typically are quite sensitive to market movements because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of growth securities typically fall. Growth securities may also be more volatile than other investments because they generally do not pay dividends. The Portfolio may underperform certain other stock Portfolios (those emphasizing value stocks, for example) during periods when growth stocks are out of favor.

More About the Portfolio

Derivatives. The Portfolio may, but need not, use derivative contracts, such as stock index futures:

o To hedge against changes in the prices of securities held or to be bought or changes in the values (in U.S. dollars) of securities of foreign issuers
o To enhance potential gains
o As a substitute for buying or selling securities
o As a cash flow management technique



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If the Portfolio invests in derivatives, even a small investment in derivative contracts can have a big impact on the Portfolio's stock and currency rate exposure. Therefore, using derivatives can disproportionately increase losses and reduce opportunities for gains when stock prices or currency rates are changing. The Portfolio may not fully benefit from or may lose money on derivatives if changes in their value do not correspond accurately to changes in the value of the Portfolio's holdings. Derivatives can also make a Portfolio less liquid and harder to value, especially in declining markets, and the counterparty may fail to honor contract terms. Derivatives may not be available on terms that make economic sense (for example, they may be too costly).

Foreign Investments. The Portfolio may invest in foreign securities, including the securities of emerging market issuers. The Portfolio may invest directly in foreign issuers or invest in depositary receipts.

The Portfolio's investments in securities of foreign issuers involve greater risk than investments in securities of U.S. issuers. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, currency exchange controls and other limitations on the use or transfer of Portfolio assets and political or social instability. The Portfolio could also lose money if the currency in which a security is priced declines in value relative to the U.S. dollar. In some foreign countries, less information is available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the U.S. Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments. Many foreign countries have markets that are less liquid and more volatile than markets in the U.S. In addition, there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent the Portfolio from realizing value in U.S. dollars from its investment in foreign securities. The Economic and Monetary Union and the introduction of a single European currency, which began on January 1, 1999, may increase uncertainties relating to investment in European markets.

Because the value of a depositary receipt is dependent upon the market price of an underlying foreign security, depositary receipts are subject to most of the risks associated with investing in foreign securities directly.

The risks of investing in foreign securities are greater for securities of emerging market issuers because political or economic instability, lack of market liquidity, and negative government actions like currency controls or seizure of private businesses or property are more likely.

Small Cap Securities. The Portfolio may also invest in common stocks and other securities issued by small companies that have market capitalizations below the top 1,000 stocks of the equity market. The securities of smaller capitalized companies may have more risks than those of larger, more seasoned companies. They may be particularly susceptible to market downturns and their prices may be more volatile, causing the Portfolio's share price to be volatile.

Debt Securities. While the Portfolio expects to invest mainly in equity securities, the Portfolio may also invest in debt securities to a limited


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extent. The Portfolio's debt securities must be investment grade when the
Portfolio purchases them. Less than 5% of the Portfolio's assets may be invested in debt securities rated Baa by Moody's or BBB by Standard & Poors. Generally, the value of these debt securities will decline if interest rates rise, the credit rating of the security is downgraded or the issuer defaults on its obligation to pay principal or interest.

Convertible Securities. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risks of stocks as well as the risks of debt securities.

Cash Management. The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.

Portfolio Turnover. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies. This may lead to the realization and distribution to investors of higher capital gains, which would increase their tax liability. Frequent trading also increases transaction costs, which could detract from the Portfolio's performance.

Defensive Investing. The Portfolio may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in all types of money market instruments. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment goal.

SMALL CAP GROWTH PORTFOLIO

Key Investments

The Small Cap Growth Portfolio normally invests at least 65% of its assets in equity securities of U.S. companies with small market capitalizations. A company's market capitalization is considered small if it is within the range of the market capitalizations of companies in the Russell 2000 Index, an index of small capitalization stocks. Companies whose capitalizations no longer meet this definition after investment are still considered to have small market capitalizations for purposes of the 65% policy. As of December 31, 2000, the Russell 2000 Index included companies with market capitalizations between $4 million and $6.1 billion. The size of companies in the Russell 2000 Index changes with market conditions and the composition of the Index. The Portfolio's equity securities may include stocks listed in the Russell 2000 Index and also may include other common stocks, securities convertible into common stocks, preferred stocks and warrants.

Selection Process. The manager uses a growth-oriented investment style that emphasizes small U.S. companies with superior management teams and good prospects for growth. In selecting investments, the manager looks for issuers that have a predictable, growing demand for their products or services, and issuers with a dominant position in a niche market or whose customers are very large companies. In addition, the Portfolio may invest in companies believed to be emerging companies relative to their potential markets. The Portfolio may continue to hold securities of issuers that become mid cap or large cap issuers if, in the manager's judgment, these securities remain good investments for the Portfolio.



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The manager generally attempts to avoid issuers in businesses where external factors like regulatory changes or rising commodity prices may inhibit future growth.

The manager generally uses a "bottom-up" approach when selecting securities for the Portfolio. This means that the manager looks primarily at individual companies against the context of broader market forces.

Risks

Investors could lose money on their investment in the Portfolio, or the Portfolio may not perform as well as other investments, if:

o Key economic trends become materially unfavorable, such as rising interest rates and levels of inflation or a slowdown of economic growth
o Stock prices decline generally
o Small companies fall out of favor with investors
o Stock prices of smaller, newer companies decline further and more abruptly than those of larger, more established companies in response to negative stock market movements
o The manager's judgement about the attractiveness, growth prospects, or potential appreciation of a particular stock proves to be incorrect
o A particular product or service developed by a company in which the Portfolio invests is delayed or unsuccessful, the company does not meet earnings expectations or other events depress the value of the company's stock

Compared to mutual funds that focus on larger companies, the Portfolio's share price may be more volatile because smaller companies are more likely to have:

o Shorter operating histories and more erratic businesses
o More limited product lines and distribution channels
o Fewer capital resources
o More limited management depth

Further, securities of smaller growth companies are more likely to:

o Experience sharper swings in market values
o Be less liquid
o Offer greater potential for gains and losses

In addition, the Portfolio's aggressive, growth-oriented investment style may increase the risks already associated with investing in smaller companies. For example, fast growing smaller company stocks may be more volatile than the stocks of other small cap companies because their market prices tend to reflect future expectations. When it appears those expectations will not be met, the prices of these securities typically fall. Growth securities may also be more volatile than other investments because they generally do not pay dividends.

More About the Portfolio



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Derivatives. The Portfolio may, but need not, use derivative contracts, such as futures and forward currency contracts:

o To hedge against changes in the prices of securities held or to be bought or changes in the values (in U.S. dollars) of securities of foreign issuers
o To enhance potential gains
o As a substitute for buying or selling securities
o As a cash flow management technique

If the Portfolio invests in derivatives, even a small investment in derivative contracts can have a big impact on the Portfolio's stock and currency rate exposure. Therefore, using derivatives can disproportionately increase losses and reduce opportunities for gains when stock prices or currency rates are changing. The Portfolio may not fully benefit from or may lose money on derivatives if changes in their value do not correspond accurately to changes in the value of the Portfolio's holdings. Derivatives can also make a Portfolio less liquid and harder to value, especially in declining markets, and the counterparty may fail to honor contract terms. Derivatives may not be available on terms that make economic sense (for example, they may be too costly).





Foreign Investments. The Portfolio may invest up to 25% of its assets (at the time of investment) in foreign securities. The Portfolio may invest directly in foreign issuers or invest in depositary receipts.





The Portfolio's investments in securities of foreign issuers involve greater risk than investments in securities of U.S. issuers. These risks may include expropriation of assets, confiscatory taxation, withholding taxes on dividends and interest paid on Portfolio investments, currency exchange controls and other limitations on the use or transfer of Portfolio assets and political or social instability. In some foreign countries, less information is available about foreign issuers and markets because of less rigorous accounting and regulatory standards than in the U.S. Foreign markets may offer less protection to investors. Enforcing legal rights may be difficult, costly and slow. There may be special problems enforcing claims against foreign governments. Many foreign countries have markets that are less liquid and more volatile than markets in the U.S. The currency in which a security is priced may decline in value relative to the U.S. dollar. In addition, there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets. Controls or intervention could limit or prevent the Portfolio from realizing value in U.S. dollars from its investment in foreign securities. The Economic and Monetary Union and the introduction of a single European currently, which began on January 1, 1999, may increase uncertainties relating to investment in European markets.





Because the value of a depositary receipt is dependent upon the market price of an underlying foreign security, depositary receipts are subject to most of the risks associated with investing in foreign securities directly.

The risks of investing it foreign securities are greater for securities of emerging market issuers because political or economic instability, lack of market liquidity, and negative government actions like currency controls or seizure of private businesses or property are more likely.

Debt Securities. While the Portfolio expects to invest mainly in equity securities, the Portfolio may also invest in other securities that the manager believes provide opportunities for appreciation, such as fixed income securities. The Portfolio's debt securities must be investment grade when the Portfolio purchases them. Generally, the value of these debt securities will decline if interest rates rise, the credit rating of the security is downgraded or the issuer defaults on its obligation to pay principal or interest.





Convertible Securities. Convertible securities, which are debt securities that may be converted into stock, are subject to the market risks of stocks as well as the risks of debt securities.





Cash Management. The Portfolio may hold cash pending investment, and may invest in money market instruments, repurchase agreements and reverse repurchase agreements for cash management purposes.





Portfolio Turnover. The Portfolio may engage in active and frequent trading to achieve its principal investment strategies. This may lead to the realization and distribution to investors of higher capital gains, which would increase their tax liability. Frequent trading also increases transaction costs, which could detract from the Portfolio's performance.

Defensive Investing. The Portfolio may depart from its principal investment strategies in response to adverse market, economic or political conditions by taking temporary defensive positions in all types of money market instruments. If the Portfolio takes a temporary defensive position, it may be unable to achieve its investment goal.

BROKERAGE


Citibank may use brokers or dealers for Portfolio transactions that also provide brokerage and research services to a Portfolio or other accounts over which Citibank exercises investment discretion. Each Portfolio may "pay up" for brokerage services, meaning that it is authorized to pay a broker or dealer that provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission another broker or dealer would have charged. However, a Portfolio will "pay up" only if Citibank determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which Citibank exercises investment discretion.



Item 6. Management, Organization and Capital Structure.

INVESTMENT MANAGERS

Each Portfolio draws on the strength and experience of Citibank. Citibank is the investment manager of each Portfolio, and subject to policies set by the Portfolio's Trustees, Citibank makes investment decisions. Citibank has been managing money since 1822. With its affiliates, it currently manages more than $351 billion in assets worldwide. Citibank, with headquarters at 153 East 53rd Street, New York, New York, is a wholly-owned subsidiary of Citigroup Inc.


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Citigroup businesses provide a broad array of financial services, including asset management, banking, and consumer finance, credit and charge cards, insurance, investments, investment banking, and trading, and use diverse channels to make these services available to consumer and corporate customers around the world.

On or about May 1, 2001, Citibank expects to transfer its asset management business, including management of each Portfolio, to its newly formed affiliate, SSB Citi Mutual Fund Management Inc. ("SSB Citi"). The Portfolios anticipate that the current Citibank personnel will continue to manage each Portfolio's assets through SSB Citi. SSB Citi, which is located at 100 Stamford Place, Stamford, Connecticut, is also a subsidiary of Citigroup, Inc.

Citibank and its affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolios. They may also own the securities of these issuers. However, in making investment decisions for each Portfolio, Citibank does not obtain or use material inside information acquired by any division, department or affiliate of Citibank in the course of those relationships. Citibank and its affiliates may have loans outstanding that are repaid with proceeds of securities purchased by a Portfolio.

LARGE CAP GROWTH PORTFOLIO: Richard Goldman, Vice President, has been responsible, first as a co-portfolio manager and then as portfolio manager, for the daily management of the Large Cap Growth Portfolio since January 1996. Mr. Goldman is a Senior Investment Officer and portfolio manager at Citibank where he currently manages, or co-manages, approximately $4 billion of total assets. From 1988 through 1995 he was responsible for running Citicorp's Institutional Investor Relations Department.

SMALL CAP GROWTH PORTFOLIO: Investment decisions for the Small Cap Growth Portfolio are made by committee and not by portfolio managers individually.




MANAGEMENT FEES


For the management services Citibank provided to LARGE CAP GROWTH PORTFOLIO during the fiscal year ended October 31, 2000, Citibank received a total of 0.60% of the Portfolio's average daily net assets, after waivers.

For the management services Citibank provided to SMALL CAP GROWTH PORTFOLIO during the fiscal year ended October 31, 2000, Citibank received a total of 0.75% of the Portfolio's average daily net assets, after waivers.




CAPITAL STOCK

Investments in the Portfolios have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolios are not required and have no current intention to hold annual meetings of investors, but the Portfolios hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

The Portfolios are series of The Premium Portfolios (known as the "Trust"), which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in a Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Item 7. Investor Information.

HOW NET INCOME IS CALCULATED


Each Portfolio calculates its net asset value (NAV) every day the New York Stock Exchange is open. The Exchange is closed on certain holidays listed in Part B. This calculation is done when regular trading closes on the Exchange (normally 4:00 p.m., Eastern time). Each Portfolio generally values its portfolio securities based on market prices or quotations. When reliable market prices or quotations are not readily available, a Portfolio may price those securities at fair value. Fair value is determined in accordance with procedures approved by a Portfolio's Board. A Portfolio that uses fair value to price securities may value those securities higher or lower than another portfolio using market quotations to price the same securities.


It is intended that a Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIOS

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

Each Portfolio expects to be treated as a partnership for U.S. federal income tax purposes. As a result, the Portfolios do not expect to pay any federal income taxes and, generally, investors in a Portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from a Portfolio. However, each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits and other items whether or not distributed in determining its income tax liability.

The Trust also expects that investors in a Portfolio which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in a Portfolio, as well as any state, local or foreign tax consequences to them of investing in a portfolio.

Item 8. Distribution Arrangements.


The exclusive placement agent for each Portfolio is Salomon Smith Barney, Inc. Salomon Smith Barney receives no compensation for serving as the Portfolios' exclusive placement agent.

                                     PART B



Item 10. Cover Page and Table of Contents.


     This Part B sets forth information with respect to Large Cap Growth Portfolio and Small Cap Growth Portfolio, each a series of The Premium Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for each Portfolio is February 28, 2001.




TABLE OF CONTENTS                                                       Page


Portfolio History.......................................................B-2
Description of each Portfolio and Its Investments and Risks.............B-2
Management of each Portfolio............................................B-25
Control Persons and Principal Holders
  of Securities.........................................................B-27
Investment Advisory and Other Services..................................B-28
Brokerage Allocation and Other Practices................................B-30
Capital Stock and Other Securities......................................B-31
Purchase, Redemption and Pricing of
  Securities............................................................B-32
Taxation of each Portfolio..............................................B-34
Underwriters............................................................B-36
Calculations of Performance Data........................................B-36
Financial Statements....................................................B-36

Item 11. Portfolio History.


     The Premium Portfolios (the "Trust") was organized as a trust under the laws of the State of New York on September 13, 1993. Large Cap Growth Portfolio was designated as a series of the Trust on September 13, 1993. Prior to November 1, 1997 Large Cap Growth Portfolio was known as Equity Portfolio. Small Cap Growth Portfolio was designated as a series of the Trust on August 19, 1994. Prior to November 1, 1997 Small Cap Growth Portfolio was known as Small Cap Equity Portfolio.


Item 12. Description of each Portfolio and Its Investments and Risks.

     The investment objective of LARGE CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.


     The investment objective of SMALL CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.




     While it is the policy of each of Large Cap Growth Portfolio and Small Cap Growth Portfolio to invest its assets in a broadly diversified portfolio of equity securities consisting mainly of common stocks of U.S. issuers, each such Portfolio may also invest in other types of securities such as fixed income securities and convertible and non-convertible bonds.

     The policies described above and those described below are not fundamental and may be changed without investor approval.


     Each Portfolio may, but need not, invest in all of the investments and utilize all of the investment techniques described below and in Part A to this Registration Statement. The selection of investments and the utilization of investment techniques depend on, among other things, the investment strategies of Citibank, N.A., each Portfolio's investment manager ("Citibank" or the "manager"), conditions and trends in the economy and financial markets, and investments being available on terms that, in Citibank's opinion, make economic sense.

OPTIONS
     The Portfolio may write covered call and put options and purchase call and put options on securities. Call and put options written by the Portfolio may be covered in the manner set forth below.

     A call option is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. A put option is "covered" if the Portfolio maintains cash or liquid securities with a value equal to the exercise price in a segregated account, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options written by the Portfolio may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. Even if the writer's obligation is covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise. Covering an option does not protect the Portfolio from risk of loss.

When a Portfolio writes a call option, the Portfolio, in return for a fee, or "premium", agrees to sell a security at the exercise price, if the holder exercises the right to purchase prior to the expiration date of the call option. If the Portfolio holds the security in question, the Portfolio gives up some or all of the opportunity to profit from the increase in the market price of the security during the life of the option. The Portfolio retains the risk of loss should the price of the security decline. If the option expires unexercised, the Portfolio realizes a gain equal to the premium, which may be offset by a decline in price of the underlying security. If the option is exercised, the Portfolio realizes a gain or loss equal to the difference between the Portfolio's cost for the underlying security and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.

A Portfolio may terminate a call option it has written before it expires by entering into a closing purchase transaction. A Portfolio may enter into closing purchase transactions in order to free itself to sell the underlying security or to write another call on the security, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from closing a purchase transaction may be offset by a decline in the value of the underlying security. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying security, if the Portfolio holds the underlying security any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying security. If the Portfolio does not hold the underlying security, the Portfolio's loss could be unlimited.

A Portfolio may write put options in an attempt to enhance its current return. Such option transactions may also be used as a limited form of hedging against an increase in the price of securities that a Portfolio plans to purchase. A put option written by the Portfolio gives the holder the right to sell, and, in return for a premium, obligates the Portfolio to buy, a security at the exercise price at any time before the expiration date.

In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, a Portfolio may also receive a return on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying security for an exercise price higher than its then current market value, resulting in a loss to the

Portfolio, unless the security later appreciates in value. A Portfolio may terminate a put option it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

Each Portfolio may purchase options for hedging purposes or to increase the Portfolio's return. When put options are purchased as a hedge against a decline in the value of portfolio securities, the put options may be purchased at or about the same time that the Portfolio purchases the underlying security or at a later time. If such decline occurs, the put options will permit a Portfolio to sell the securities at the exercise price, or to close out the options at a profit. By using put options in this way, the Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs. Similarly, when put options are used for non-hedging purposes, the Portfolio may make a profit when the price of the underlying security or instrument falls below the strike price. If the price of the underlying security or instrument does not fall sufficiently, the options may expire unexercised and the Portfolio would lose the premiums it paid for the option. If the price of the underlying security or instrument falls sufficiently and the option is exercised, the amount of any resulting profit will be offset by the amount of premium paid.

Each Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such increase occurs, the call option will permit the Portfolio to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Portfolio and the premium would be lost.

Call options may also be purchased in order to increase a Portfolio's return at a time when the call is expected to increase in value due to anticipated appreciation of the underlying security. Prior to its expiration, a call option may be sold by a Portfolio in closing sale transactions, which are sales by the Portfolio, prior to the exercise of options that it has purchased, of options of the same series. Profit or loss from the sale will depend upon whether the amount received is more or less than the premium paid for the option plus the related transaction costs. The purchase of call options on securities that a Portfolio owns, when a Portfolio is substantially fully invested, is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility.

Each Portfolio may write (sell) call and put options and purchase call and put options on securities indices. The delivery requirements of options on securities indices differ from options on securities. Unlike a securities option, which contemplates the right to take or make delivery of securities at a specified price, an option on a securities index gives the holder the right to receive a cash "exercise settlement amount" equal to (1) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (2) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the securities index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in securities index options prior to expiration by entering into a closing transaction on an exchange or it may allow the option to expire unexercised.

Each Portfolio may cover call options on securities indices by owning securities whose price changes, in the opinion of the manager, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where a Portfolio covers a call option on a securities index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. A Portfolio may also cover call options on securities indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. A Portfolio may cover put options on securities indices by maintaining cash or liquid securities with a value equal to the exercise price in a segregated account or by holding a put on the same securities index and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash or liquid securities in a segregated account. Put and call options on securities indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded, and applicable laws and regulations. Investors should be aware that although a Portfolio will only write call or put options on securities indices that are covered, covering an option does not protect the Portfolio from risk of loss.

A Portfolio will receive a premium from writing a put or call option, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which a Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's stock investments. By writing a put option, a Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by a Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.





Each Portfolio may purchase put options on securities indices when the portfolio managers believe that there may be a decline in the prices of the securities covered by the index. The Portfolio will realize a gain if the put option appreciates in excess of the premium paid for the option. If the option does not increase in value, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs.

A Portfolio may purchase call options on securities indices to take advantage of an anticipated broad market advance, or an advance in an industry or market segment. A Portfolio will bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on securities indices when a Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility.

Securities index options are subject to position and exercise limits and other regulations imposed by the exchange on which they are traded. The ability of a Portfolio to engage in closing purchase transactions with respect to securities index options depends on the existence of a liquid secondary market. However, no such secondary market may exist, or the market may cease to exist at some future date, for some options. No assurance can be given that a closing purchase transaction can be effected when the portfolio managers desire that a Portfolio engage in such a transaction.

Because the value of an index option depends upon movements in the level of the index rather than the price of a particular security, whether a Portfolio realizes a gain or loss from purchasing or writing options on an index depends upon movements in the level of prices in the market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of a particular security. As a result, successful use by a Portfolio of options on securities indices is subject to the portfolio managers' ability to predict correctly movements in the direction of the market generally or of a particular industry. This ability contemplates different skills and techniques from those used in predicting changes in the price of individual securities. When a Portfolio purchases or writes securities index options as a hedging technique, the Portfolio's success will depend upon the extent to which price movements in the portion of a securities portfolio being hedged correlate with price movements of the securities index selected.

A Portfolio's purchase or sale of securities index options in an attempt to enhance performance involves speculation and may be very risky and cause losses, which, in the case of call options written, are potentially unlimited.

The Portfolios may purchase over-the-counter ("OTC") or dealer options or sell covered OTC options. Unlike exchange-listed options where an intermediary or clearing corporation assures that all transactions are properly executed, the responsibility for performing all transactions with respect to OTC options rests solely with the writer and the holder of those options. A listed call option writer, for example, is obligated to deliver the underlying stock to the clearing organization if the option is exercised, and the clearing organization is then obligated to pay the writer the exercise price of the option. If a Portfolio were to purchase a dealer option, however, it would rely on the dealer from whom it purchased the option to perform if the option were exercised. If the dealer fails to honor the exercise of the option by the Portfolio, the Portfolio would lose the premium it paid for the option and the expected benefit of the transaction.

Listed options may have a liquid market while dealer options have none. Consequently, a Portfolio will generally be able to realize the value of a dealer option it has purchased only by exercising it or reselling it to the dealer who issued it. Similarly, when a Portfolio writes a dealer option, it generally will be able to close out the option prior to the expiration only by entering into a closing purchase transaction with the dealer to which the Portfolio originally sold the option. Although the Portfolios will seek to enter into dealer options only with dealers who will agree to and that are expected to be capable of entering into closing transactions with the Portfolios, there can be no assurance that a Portfolio will be able to liquidate a dealer option at a favorable price at any time prior to expiration. The inability to enter into a closing transaction may result in material losses to a Portfolio. Until a Portfolio, as an OTC call option writer, is able to effect a closing purchase transaction, it will not be able to liquidate securities (or other assets) used to cover the written option until the option expires or is exercised. This requirement may impair a Portfolio's ability to sell portfolio securities or, with respect to currency options, currencies at a time when such sale might be advantageous. In the event of insolvency of the other party, the Portfolio may be unable to liquidate a dealer option.

Each Portfolio may purchase and write options on foreign currencies as more fully described in "Foreign Currency Exchange Transactions" below. Each of the Portfolios may also purchase or write call options on futures contracts as more fully described in "Options on Futures Contracts" below.





The use of options by the Portfolios may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument--a relatively small investment may lead to much greater losses.

FUTURES CONTRACT

Each Portfolio may enter into stock index futures contracts for hedging purposes and for nonhedging purposes.

A futures contract is an agreement between two parties for the purchase or sale for future delivery of securities or for the payment or acceptance of a cash settlement based upon changes in the value of the securities or of an index of securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. Futures contracts in the United States have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange. Futures contracts may also be traded on markets outside the U.S.





Although futures on individual equity securities are not available in United States markets, futures contracts on individual equity securities may be available in foreign markets, and may be purchased or sold by the Portfolios.

Each Portfolio may buy and sell stock index futures contracts to attempt to increase investment return, to gain stock market exposure while holding cash available for investments and redemptions, or to protect against a decline in the stock market.

A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at the price agreed upon when the contract is made. A unit is the current value of the stock index.

The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor's 100 Stock Index (the "S&P 100 Index") is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if a Portfolio enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Portfolio will gain $400 (100 units x gain of $4) reduced by transaction costs. If the Portfolio enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Portfolio will lose $200 (100 units x loss of $2) increased by transaction costs.

Positions in index futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures.

The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. There can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract or to meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the ability effectively to use futures transactions for hedging or other purposes.

The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

Investments in futures contracts also entail the risk that if the portfolio managers' investment judgment about the general direction of interest rates, equity markets, or other economic factors is incorrect, the Portfolio's overall performance may be poorer than if any such contract had not been entered into. For example, if a Portfolio entered into a stock index futures contract in the belief that the prices of the stocks comprising the index would increase, and prices decreased instead, the Portfolio would have both losses in its portfolio securities as well as in its futures positions.





CFTC regulations require compliance with certain limitations in order to assure that a Portfolio is not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations prohibit a Portfolio from purchasing or selling futures contracts (other than for bona fide hedging transactions) if, immediately thereafter, the sum of the amount of initial margin required to establish that Portfolio's non-hedging futures positions would exceed 5% of that Portfolio's net assets. These limitations apply only to instruments regulated by the CFTC, and may not apply to all of the Portfolios' transactions in futures contracts.

Each Portfolio will comply with this CFTC requirement, if applicable. In addition, an amount of cash or liquid securities will be maintained by the Portfolio in a segregated account so that the amount so segregated, plus the applicable margin held on deposit, will be approximately equal to the amount necessary to satisfy the Portfolio's obligations under the futures contract, or the Portfolio will otherwise "cover" its positions in accordance with applicable policies and regulations.

The use of futures contracts potentially exposes a Portfolio to the effects of "leveraging," which occurs when futures are used so that the Portfolio's exposure to the market is greater than it would have been if the Portfolio had invested directly in the underlying securities. "Leveraging" increases a Portfolio's potential for both gain and loss.




OPTIONS ON FUTURES CONTRACTS


The Portfolios may purchase and write options to buy or sell futures contracts in which the Portfolios may invest. These investment strategies may be used for hedging purposes and for non-hedging purposes, subject to applicable law.

An option on a futures contract provides the holder with the right to enter into a "long" position in the underlying futures contract, in the case of a call option, or a "short" position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearinghouse establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series (i.e., the same exercise price and expiration date) as the option previously purchased or sold. The difference between the premiums paid and received represents the trader's profits or loss on the transaction.

Options on futures contracts that are written or purchased by a Portfolio on U.S. exchanges are traded on the same contract market as the underlying futures contract, and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearinghouse. In addition, options on futures contracts may be traded on foreign exchanges.

A Portfolio may cover the writing of call options on futures contracts (a) through purchases of the underlying futures contract, (b) through ownership of the instrument, or instruments included in the index underlying the futures contract, or (c) through the holding of a call on the same futures contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the Portfolios in cash or securities in a segregated account. A Portfolio may cover the writing of put options on futures contracts (a) through sales of the underlying futures contract, (b) through segregation of cash or liquid securities in an amount equal to the value of the security or index underlying the futures contract, (c) through the holding of a put on the same futures contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolios in cash or liquid securities in a segregated account. Put and call options on futures contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Upon the exercise of a call option on a futures contract written by a Portfolio, the Portfolio will be required to sell the underlying futures contract which, if the Portfolio has covered its obligation through the purchase of such contract, will serve to liquidate its futures position. Similarly, where a put option on a futures contract written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying futures contract which, if the Portfolio has covered its obligation through the sale of such contract, will close out its futures position.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Portfolio will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the Portfolio will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Portfolio's security holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Portfolio writes an option on a futures contract and that option is exercised, the Portfolio may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Portfolio's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Portfolio and changes in the value of its futures positions. This correlation cannot be expected to be exact, and a Portfolio bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Portfolio to incur a loss on both the hedging instrument and the futures contract being hedged.

The Portfolios may purchase options on futures contracts for hedging purposes instead of purchasing or selling the underlying futures contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, the Portfolio could, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by a Portfolio will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, the Portfolio could purchase call options on futures contracts, rather than purchasing the underlying futures contracts.

The Portfolios may also purchase options on futures contracts for non-hedging purposes, in order to take advantage of projected market advances or declines or changes in interest rates or exchange rates. For example, a Portfolio can buy a call option on a futures contract when the portfolio managers believe that the underlying futures contract will rise. If prices do rise, the Portfolio could exercise the option and acquire the underlying futures contract at the strike price or the Portfolio could offset the long call position with a sale and realize a profit. Or, a Portfolio can sell a call option if the portfolio managers believe that futures prices will decline. If prices decline, the call will likely not be exercised and the Portfolio would profit. However, if the underlying futures contract should rise, the buyer of the option would likely exercise the call against the Portfolio and acquire the underlying futures position at the strike price; the Portfolio's loss in this case could be unlimited.

The Portfolios' use of options on futures contracts may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument -- a relatively small investment may lead to much greater losses.

REPURCHASE AGREEMENTS


Each Portfolio may invest in repurchase agreements collateralized by securities in which that Portfolio may otherwise invest. Repurchase agreements are agreements by which a Portfolio purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (frequently overnight and usually not more than seven days) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or Government agency issues. Under the 1940 Act, repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although a Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by a Portfolio are fully collateralized, with such collateral being marked to market daily. In the event of the bankruptcy of the other party to a repurchase agreement, a Portfolio could experience delays in recovering the resale price. To the extent that, in the meantime, the value of the securities purchased has decreased, the Portfolio could experience a loss.


REVERSE REPURCHASE AGREEMENTS


Each Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Portfolio and the agreement by the Portfolio to repurchase the securities at an agreed-upon price, date and interest payment. When a Portfolio enters into reverse repurchase transactions, securities of a dollar amount equal in value to the securities subject to the agreement will be segregated. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements are considered to be a form of borrowing by the Portfolio. In the event of the bankruptcy of the other party to a reverse repurchase agreement, a Portfolio could experience delays in recovering the securities sold. To the extent that, in the meantime, the value of the securities sold has increased, the Portfolio could experience a loss.

SECURITIES OF NON-U.S. INSSUERS

Each Portfolio may invest in securities of non-U.S. issuers. Investing in securities issued by foreign governments or by companies whose principal business activities are outside the United States may involve significant risks not present in U.S. investments. For example, the value of such securities fluctuates based on the relative strength of the U.S. dollar. In addition, there is generally less publicly available information about non-U.S. issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Non-U.S. issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to U.S. issuers. Investments in securities of non-U.S. issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of Portfolios or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. securities markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Non-U.S. securities trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payments, may expose the Portfolios to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, non-U.S. brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.


Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.


American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Portfolios to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.


ADRs, EDRs, and GDRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs and there may not be a correlation between such information and the market value of the depositary receipts.

The Portfolios may invest in securities of non-U.S. issuers that impose restrictions on transfer within the U.S. or to U.S. persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.


The risks described above, including the risks of nationalization or expropriation of assets, are typically increased to the extent that a Portfolio invests in issuers located in less developed and developing nations, whose securities markets are sometimes referred to as "emerging securities markets." Investments in securities located in such countries are speculative and subject to certain special risks. Political and economic structures in many of these countries may be in their infancy and developing rapidly, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized and expropriated the assets of private companies.

In addition, unanticipated political or social developments may affect the value of a Portfolio's investments in these countries and the availability to the Portfolio of additional investments in these countries. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make the Portfolio's investment in such countries illiquid and more volatile than investments in more developed countries, and the Portfolio may be required to establish special custodial or other arrangements before making investments in these countries. There may be little financial or accounting information available with respect to issuers located in these countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.


EURO CONVERSION


The Portfolios may invest in securities of issuers in European countries. Certain European countries have joined the European Economic and Monetary Union
(EMU). The EMU began on January 1, 1999 when 11 European countries adopted a single currency-the Euro. The EMU may create new economic opportunities for investors, such as lower interest rates, easier cross-border mergers, acquisitions and similar restructurings, more efficient distribution and product packaging and greater competition. Budgetary decisions remain in the hands of each participating country, but are subject to each country's commitment to avoid "excessive deficits" and other more specific budgetary criteria. A European Central Bank is responsible for setting the official interest rate within the Euro zone. The EMU and the introduction of the Euro, however, present unique risks and uncertainties for investors in EMU-participating countries, including: (i) monetary and economic union on this scale has never before been attempted; (ii) there is uncertainty whether participating countries will remain committed to the EMU in the face of changing economic conditions; (iii) instability within the EMU may increase the volatility of European markets and may adversely affect the prices of securities of European issuers in the funds' portfolios; (iv) there is uncertainty concerning the fluctuation of the Euro relative to non-Euro currencies during the transition period from January 1, 1999 and beyond; and
(v) there is no assurance that interest rate, tax and labor regimes of EMU-participating countries will converge over time. These and other factors may cause market disruption and could adversely affect European securities and currencies held by the Portfolios.


FOREIGN CURRENCY EXCHANGE TRANSACTIONS


Because each Portfolio may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios may engage in foreign currency exchange transactions as an attempt to protect against uncertainty in the level of future foreign currency exchange rates or as an attempt to enhance performance.

The Portfolios may enter into foreign currency exchange transactions to convert U.S. currency to non-U.S. currency and non-U.S. currency to U.S. currency, as well as convert one non-U.S. currency to another non-U.S. currency. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange markets, or uses forward contracts to purchase or sell non-U.S. currencies.

The Portfolios may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should a Portfolio desire to resell that currency to the dealer.


A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades. A Portfolio may enter into forward contracts for hedging and non-hedging purposes, including transactions entered into for the purposes of profiting from anticipated changes in foreign currency exchange rates.

Forward contracts are traded over-the-counter and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks beyond those associated with transactions in the futures and options contracts described herein.


When a Portfolio enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Portfolio may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

When the portfolio managers believe that the currency of a particular country may suffer a substantial decline against the U.S. dollar, a Portfolio may enter into a forward contract to sell the non-U.S. currency, for a fixed amount of U.S. dollars. If a Portfolio owns securities in that currency, the portfolio managers may enter into a contract to sell the non-U.S. currency in an amount approximating the value of some or all of the Portfolio's securities denominated in such non-U.S. currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures.

At the maturity of a forward contract, a Portfolio will either deliver the non-U.S. currency, or terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If a Portfolio engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date a Portfolio enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Portfolio will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Portfolio will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

Where a Portfolio enters into a forward contract with respect to securities it holds denominated in the non-U.S. currency, it is impossible to forecast with precision the market value of a Portfolio's securities at the expiration of a forward contract. Accordingly, it may be necessary for a Portfolio to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Portfolio is obligated to deliver.

When a Portfolio enters into a forward contract for non-hedging purposes, there is a greater potential for profit but also a greater potential for loss. For example, a Portfolio may purchase a given foreign currency through a forward contract if the value of such currency is expected to rise relative to the U.S. dollar or another foreign currency. Conversely, a Portfolio may sell the currency through a forward contract if the value of the currency is expected to decline against the dollar or another foreign currency. The Portfolio will profit if the anticipated movements in foreign currency exchange rates occur, which will increase gross income. Where exchange rates do not move in the direction or the extent anticipated, however, the Portfolio may sustain losses which will reduce its gross income. Such transactions should be considered speculative and could involve significant risk of loss.

Each Portfolio has established procedures consistent with policies of the SEC concerning forward contracts. Those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment or that the Portfolio otherwise covers its position in accordance with applicable regulations and policies.

Each Portfolio may purchase put options on a currency in an attempt to protect against currency rate fluctuations or to seek to enhance gains. When a Portfolio purchases a put option on a currency, the Portfolio will have the right to sell the currency for a fixed amount in U.S. dollars, or other currency. Conversely, where a rise in the value of one currency is projected against another, the Portfolio may purchase call options on the currency, giving it the right to purchase the currency for a fixed amount of U.S. dollars or another currency. Each Portfolio may purchase put or call options on currencies, even if the Portfolio does not currently hold or intend to purchase securities denominated in such currencies.

The benefit to the Portfolio from purchases of currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the Portfolio could sustain losses on transactions in foreign currency options.

The Portfolios may write options on currencies for hedging purposes or otherwise in an attempt to achieve their investment objectives. For example, where a Portfolio anticipates a decline in the value of the U.S. dollar value of a foreign security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Portfolio may be offset by the amount of the premium received. If the expected decline does not occur, the Portfolio may be required to sell foreign currencies at disadvantageous exchange rates, thereby incurring losses. A Portfolio could also write call options on a currency, even if it does not own any securities denominated in that currency, in an attempt to enhance gains. In that case, if the expected decline does not occur, the Portfolio would be required to purchase the currency and sell it at a loss, which may not be offset by the premium received. The losses in this case could be unlimited.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a foreign security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, a Portfolio also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates. A Portfolio could also write put options on a currency, even if it does not own, or intend to purchase, any securities denominated in that currency. In that case, if the expected increase does not occur, the Portfolio would be required to purchase the currency at a price that is greater than the current exchange rate for the currency, and the losses in this case could exceed the amount of premium received for writing the options, and could be unlimited.

Options on foreign currencies are traded on U.S. or foreign exchanges or in the over-the-counter market. Each Portfolio may enter into transactions in options on foreign currencies that are traded in the over-the-counter market. These transactions are not afforded the protections provided to traders on organized exchanges or those regulated by the CFTC. In particular, over-the-counter options are not cleared and guaranteed by a clearing corporation, thereby increasing the risk of counterparty default. In addition, there may not be a liquid market on these options, which may prevent a Portfolio from liquidating open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market conditions.

The purchase and sale of foreign currency options are subject to the risks of the availability of a liquid secondary market and counterparty risk, as described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible interventions by governmental authorities and the effects of other political and economic events. In addition, the value of a Portfolio's positions in foreign currency options could be adversely affected by (1) other complex foreign political and economic factors, (2) lesser availability of data on which to make trading decisions than in the United States, (3) delays in the Portfolio's ability to act upon economic events occurring in foreign markets during non-business hours in the United States, and (4) imposition of different exercise and settlement terms and procedures and margin requirements than in the United States.

In addition, because foreign currency transactions occurring in the interbank market generally involve substantially larger amounts than those that may be involved in the use of foreign currency options, the Portfolios may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last-sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets, or other markets used by the Portfolios are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that may not be reflected in the U.S. or other markets used by the Portfolios.

Put and call options on non-U.S. currencies written by a Portfolio will be covered by segregation of cash and liquid securities in an amount sufficient to discharge the Portfolio's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

Each Portfolio may engage in proxy hedges and cross hedges. For example, in a proxy hedge, a Portfolio, having purchased a security, would sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold might be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. A Portfolio may enter into a cross hedge if a particular currency is expected to decrease against another currency. For example, the Portfolio would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an attempt to protect against declines in value of the Portfolio's holdings denominated in the currency sold.

Investing in ADRs and other depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities traded in currencies other than the U.S. dollar. Because the securities underlying ADRs are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other non-U.S. currency remains constant, and thus will reduce the value of the receipts covering such securities. A Portfolio may employ any of the above described foreign currency hedging techniques to protect the value of its assets invested in depositary receipts.

Of course, a Portfolio is not required to enter into the transactions described above and does not do so unless deemed appropriate by the portfolio managers. It should be realized that under certain circumstances, the Portfolios may not be able to hedge against a decline in the value of a currency, even if the portfolio managers deem it appropriate to try to do so, because doing so would be too costly. Transactions entered into to protect the value of a Portfolio's securities against a decline in the value of a currency (even when successful) do not eliminate fluctuations in the underlying prices of the securities. Additionally, although hedging transactions may tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.

Investors should also be aware of the increased risk to a Portfolio and its investors when it enters into foreign currency exchange transactions for non-hedging purposes. Non-hedging transactions in such instruments involve greater risks and may result in losses which are not offset by increases in the value of a Portfolio's other assets. Although a Portfolio is required to segregate assets or otherwise cover certain types of transactions, this does not protect the Portfolio against risk of loss. Furthermore, the Portfolios' use of foreign currency exchange transactions may involve leveraging. Leveraging adds increased risks to a Portfolio, because the Portfolio's losses may be out of proportion to the amount invested in the instrument--a relatively small investment may lead to much greater losses.


LENDING OF SECURITIES


Consistent with applicable regulatory requirements and in order to generate income, each Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). Where the borrower provides a Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the portfolio managers to be of good standing, and when, in the judgment of the portfolio managers, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, a Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. The portfolio managers will make loans only when, in the judgment of the portfolio managers, the consideration which can be earned currently from loans of this type justifies the attendant risk. If the portfolio managers determine to make loans, it is not intended that the value of the securities loaned by a Portfolio would exceed 30% of the market value of its total assets.


WHEN-ISSUED SECURITIES


Each Portfolio may purchase securities on a "when-issued" or on a "forward delivery" basis, meaning that delivery of the securities will occur beyond customary settlement time. It is expected that, under normal circumstances, the applicable Portfolio would take delivery of such securities, but the Portfolio may sell them before the settlement date. In general, the Portfolio does not pay for the securities until received and does not start earning interest until the contractual settlement date. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, each Portfolio expects always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. The when-issued securities are subject to market fluctuation, and no interest accrues on the security to the purchaser during this period. The payment obligation and the interest rate that will be received on the securities are each fixed at the time the purchaser enters into the commitment. Purchasing obligations on a when-issued basis is a form of leveraging and can involve a risk that the yields available in the market when the delivery takes place may actually be higher than those obtained in the transaction itself. In that case, there could be an unrealized loss at the time of delivery. An increase in the percentage of a Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

CONVERTIBLE SECURITIES


The Portfolios may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.

In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.


RULE 144A SECURITIES


Consistent with applicable investment restrictions, each Portfolio may purchase securities that are not registered under the Securities Act of 1933, as amended (the "Securities Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act ("Rule 144A securities"). However, neither Portfolio will invest more than 15% of its net assets (taken at market value) in illiquid investments, which includes securities for which there is no readily available market, securities subject to contractual restrictions on resale and Rule 144A securities, unless, in the case of Rule 144A securities, the board of trustees of the trust determines, based on the trading markets for the specific Rule 144A security, that it is liquid. The trustees have adopted guidelines and, subject to oversight by the trustees, have delegated to the manager or to a subadviser the daily function of determining and monitoring liquidity of Rule 144A securities.


PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS

Each Portfolio may invest up to 15% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for a Portfolio to sell them promptly at an acceptable price.

BANK OBLIGATIONS


The Portfolios may invest in bank obligations, i.e., certificates of deposit, time deposits including Eurodollar time deposits, and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. A bankers' acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of Portfolios and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of Portfolios. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.


COMMERCIAL PAPER

Each Portfolio may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.


OTHER INVESTMENT COMPANIES

Subject to applicable statutory and regulatory limitations, assets of each Portfolio may be invested in shares of other investment companies. Each Portfolio may invest up to 5% of its assets in closed-end investment companies as permitted by applicable law.


SECURITIES RATED BAA OR BBB


Each Portfolio may purchase securities rated Baa by Moody's or BBB by S&P and securities of comparable quality, which may have poor protection of payment of principal and interest. These securities are often considered to be speculative and involve greater risk of default or price changes than securities assigned a higher quality rating. The market prices of these securities may fluctuate more than higher-rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates.





ADDITIONAL DISCLOSURE REGARDING DERIVATIVES


Transactions in options may be entered into on U.S. exchanges regulated by the SEC, in the over-the-counter market and on foreign exchanges, while forward contracts may be entered into only in the over-the-counter market. Futures contracts and options on futures contracts may be entered into on U.S. exchanges regulated by the CFTC and on foreign exchanges. The securities underlying options and futures contracts traded by a Portfolio may include domestic as well as foreign securities. Investors should recognize that transactions involving foreign securities or foreign currencies, and transactions entered into in foreign countries, may involve considerations and risks not typically associated with investing in U.S. markets.

Transactions in options, futures contracts, options on futures contracts and forward contracts entered into for non-hedging purposes involve greater risk and could result in losses which are not offset by gains on other portfolio assets. For example, a Portfolio may sell futures contracts on an index of securities in order to profit from any anticipated decline in the value of the securities comprising the underlying index. In such instances, any losses on the futures transactions will not be offset by gains on any portfolio securities comprising such index, as might occur in connection with a hedging transaction.


The use of certain derivatives, such as futures, forward contracts, and written options may involve leverage for the Portfolios because they create an obligation, or indebtedness, to someone other than the Portfolios' investors and enable a Portfolio to participate in gains and losses on an amount that exceeds its initial investment. If a Portfolio writes a stock put option, for example, it makes no initial investment, but instead receives a premium in an amount equal to a fraction of the price of the underlying stock. In return, the Portfolio is obligated to purchase the underlying stock at a fixed price, thereby being subject to losses on the full stock price.

Likewise, if a Portfolio purchases a futures contract, it makes an initial margin payment that is typically a small percentage of the contract's price. However, because of the purchase, the Portfolio will participate in gains or losses on the full contract price.

Other types of derivatives provide the economic equivalent of leverage because they display heightened price sensitivity to market fluctuations, such as changes in stock prices or interest rates. These derivatives magnify a Portfolio's gain or loss from an investment in much the same way that incurring indebtedness does. For example, if a Portfolio purchases a stock call option, the Portfolio pays a premium in an amount equal to a fraction of the stock price, and in return, the Portfolio participates in gains on the full stock price. If there were no gains, the Portfolio generally would lose the entire initial premium.

Options, futures contracts, options on futures contracts, forward contracts and swaps may be used alone or in combinations in order to create synthetic exposure to securities in which a Portfolio otherwise invests.

The use of derivatives may increase the amount of taxable income of a Portfolio and may affect the amount, timing and character of a Portfolio's income for tax purposes, as more fully discussed herein in the section entitled "Tax Matters."

ADDITIONAL INFORMATION

At times, a substantial portion of a Portfolio's assets may be invested in securities as to which the Portfolio, by itself or together with other Portfolios and accounts managed by the manager and its affiliates, holds all or a major portion. Although the manager generally considers such securities to be liquid because of the availability of an institutional market for such securities, it is possible that, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Portfolio could find it more difficult to sell these securities when it believes it advisable to do so or may be able to sell the securities only at prices lower than if they were more widely held. Under these circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing the Portfolio's net asset value. In order to enforce its rights in the event of a default under such securities, the Portfolio may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations on such securities. This could increase the Portfolio's operating expenses and adversely affect the Portfolio's net asset value. In addition, the Portfolio's intention to qualify as a "regulated investment company" under the Internal Revenue Code may limit the extent to which the Portfolio may exercise its rights by taking possession of such assets.


DEFENSIVE STRATEGIES

     Each Portfolio may, from time to time, take temporary defensive positions that are inconsistent with the Portfolio's principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolios may invest without limit in high quality money market and other short-term instruments, and may not be pursuing their investment goals.


                            INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

     The Trust, on behalf of each Portfolio, has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     None of the Portfolios may :

     (1) Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed; or purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value. It is intended that a Portfolio would borrow money only from banks and only to accommodate requests for the repurchase of beneficial interests in the Portfolio while effecting an orderly liquidation of portfolio securities.

     (2) Make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or fixed time deposits or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions. The purchase of short-term commercial paper or a portion of an issue of debt securities which is part of an issue to the public shall not be considered the making of a loan.

     (3) Purchase securities of any issuer if such purchase at the time thereof would cause with respect to 75% of the total assets of the Portfolio more than 10% of the voting securities of such issuer to be held by the Portfolio; provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (4) Purchase securities of any issuer if such purchase at the time thereof would cause as to 75% of the Portfolio's total assets more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state); provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the Portfolio may invest all or any portion of its assets in or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

     (5) Concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures contracts shall not be subject to this restriction.

     (6) Underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act in selling a security.

     (7) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the foregoing shall not be deemed to preclude the Portfolio from purchasing or selling futures contracts or options thereon, and the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio).

     (8) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

     For purposes of restriction (1) above, covered mortgage dollar rolls and arrangements with respect to securities lending are not treated as borrowing.

NON-FUNDAMENTAL RESTRICTIONS


     Each Portfolio does not as a matter of operating policy:


     (i) purchase any securities for the Portfolio at any time at which borrowings exceed 5% of the total assets of the Portfolio (taken at market value), or

     (ii) purchase securities issued by any registered investment company in reliance on the provisions of Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act and the rules and regulations thereunder except to the extent not prohibited by the 1940 Act, rules and regulations thereunder and exemptive orders granted thereunder.

     These policies are not fundamental and may be changed by each Portfolio without the approval of its holders of the beneficial interests.

PERCENTAGE AND RATING RESTRICTIONS

     If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities or a later change in the rating of the securities held for a Portfolio will not be considered a violation of policy.

Item 13. Management of each Portfolio.


     The Trustees and officers of each Portfolio and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Portfolio. Unless otherwise indicated below, the address of each Trustee and officer is 388 Greenwich Street, New York, New York 10013. The address of each Portfolio is 388 Greenwich Street, New York, New York 10013.


                                   TRUSTEES


ELLIOTT J. BERV; 57 -- President and Chief Executive Officer, Catalyst, Inc. (Management Consultants) (since June 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May 1984).





MARK T. FINN; 57 -- President and Director, Delta Financial, Inc. (since June
1983); Chairman of the Board and part Owner, FX 500 Ltd. (Commodity Trading Advisory Firm) (April 1990 to February 1996); General Partner and Shareholder, Greenwich Ventures LLC (Investment Partnership) (since January 1996);

President, Secretary and Owner, Phoenix Trading Co. (Commodity Trading Advisory
Firm) (since March 1997); Chairman and Owner, Vantage Consulting Group, Inc. (since October 1988).

C. OSCAR MORONG, JR.; 65 -- Chairman of the board of trustees of the trust and the portfolio trust; Managing Director, Morong Capital Management (since February 1993); Director, Indonesia Fund (since 1990); Trustee, MAS Funds (since 1993).

WALTER E. ROBB, III; 74 -- President, Benchmark Consulting Group, Inc. (since
1991); Principal, Robb Associates (Corporate Financial Advisors) (since 1978); President and Treasurer, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since 1989); Trustee of certain registered investment companies in the MFS Family of Funds (since 1985).

E. KIRBY WARREN; 66 -- Professor of Management, Graduate School of Business, Columbia University (since 1987).


                                   OFFICERS



HEATH B. McLENDON*; 67 -- President of the trust; Chairman, President, and Chief Executive Officer of SSB Citi (since March 1996); Managing Director of Salomon Smith Barney (since August 1993); President of Travelers Investment Adviser, Inc. ("TIA"); Chairman or Co-Chairman of the Board of seventy-one investment companies associated with Salomon Smith Barney. His address is 7 World Trade Center, New York, New York 10048.

LEWIS E. DAIDONE*; 43 -- Senior Vice President and Treasurer of the trust; Managing Director of Salomon Smith Barney; Chief Financial Officer of the Smith Barney mutual funds; Treasurer and Senior Vice President or Executive Vice President of sixty-one investment companies associated with Citigroup; Director and Senior Vice President of SSB Citi and TIA. His address is 125 Broad Street, New York, New York 10004.





IRVING DAVID*; 40 -- Controller of the trust; Director of Salomon Smith Barney; formerly Assistant Treasurer of First Investment Management Company. Controller or Assistant Treasurer of fifty-three investment companies associated with Citigroup. His address is 125 Broad Street, New York, New York 10004.





FRANCES GUGGINO*; 43 -- Assistant Controller of the trust; Vice President of Citibank, N.A. since February, 1991.

PAUL BROOK*; 47 -- Assistant Controller of the trust; Director of Salomon Smith Barney; Controller or Assistant Treasurer of forty-three investment companies associated with Citigroup; from 1997-1998 Managing Director of AMT Capital Services Inc.; prior to 1997 Partner with Ernst & Young LLP. His address is 125 Broad Street, New York, New York 10004.

ANTHONY PACE*; 35 -- Assistant Treasurer of the trust. Mr. Pace is Vice President - Mutual Fund Administration for Salomon Smith Barney Inc. Since

1986, when he joined the company as a Fund Accountant, Mr. Pace has been responsible for accounts payable, financial reporting and performance of mutual funds and other investment products.

MARIANNE MOTLEY*; 41 -- Assistant Treasurer of the trust. Ms. Motley is Director - Mutual Fund Administration for Salomon Smith Barney Inc. Since 1994, when she joined the company as a Vice President, Ms. Motley has been responsible for accounts payable, financial reporting and performance of mutual funds and other investment products.

ROBERT I. FRENKEL, ESQ.*; 46 -- Secretary of the trust Mr. Frenkel is a Managing Director and General Counsel - Global Mutual Funds for SSB Citi Asset Management Group. Since 1994, when he joined Citibank as a Vice President and Division Counsel, he has been responsible for legal affairs relating to mutual funds and other investment products.

THOMAS C. MANDIA, ESQ.*; 38 -- Assistant Secretary of the trust. Mr. Mandia is a Vice President and Associate General Counsel for SSB Citi Asset Management Group. Since 1992, he has been responsible for legal affairs relating to mutual funds and other investment products.

ROSEMARY D. EMMENS, ESQ.*; 31 -- Assistant Secretary of the trust. Ms. Emmens has been a Vice President and Associate General Counsel of SSB Citi Asset Management Group since 1998, where she has been responsible for legal affairs relating to mutual funds and other investment products. Before joining Citibank, Ms. Emmens was Counsel at The Dreyfus Corporation since 1995.

HARRIS GOLDBLAT, ESQ.*; 31 -- Assistant Secretary of the trust. Mr. Goldblat has been an Associate General Counsel at SSB Citi Asset Management Group since April 2000, where he has been responsible for legal affairs relating to mutual funds and other investment products. From June 1997 to March 2000, he was an associate at the law firm of Stroock & Stroock & Lavan LLP, New York City, and from September 1996 to May 1997, he was an associate at the law firm of Sills Cummis Radin Tischman Epstein & Gross, Newark, NJ. From August 1995 to September 1996, Mr. Goldblat served as a law clerk to the Honorable James M. Havey, P.J.A.D., in New Jersey.

     The Trustees and officers of the Portfolios also hold comparable positions with certain other mutual funds for which Salomon Smith Barney or its affiliates serve as the distributor or administrator.

     The Trustees of the Portfolios received the following remuneration from the Portfolios during their fiscal years ended October 31, 2000:


                          TRUSTEE COMPENSATION TABLE


                          Aggregate Compensation from         Aggregate Compensation from       Total Compensation from
        Trustee         Large Cap Growth Portfolio (1)(2)   Small Cap Growth Portfolio (1)(2)   Trust and Complex (1)(2)


Elliott J. Berv                     $2,162                              $4,988                           $68,000
Mark T. Finn                        $7,783                              $1,764                           $73,000
C. Oscar Morong, Jr.                $5,000                              $1,379                           $93,500
Walter E. Robb, III                 $1,696                              $  923                           $63,000




E. Kirby Warren                     $3,001                              $1,099                           $68,250

(1) Information relates to the fiscal year ended October 31, 2000.
(2) Messrs. Berv, Finn, Morong, Robb and Warren are trustees of 28, 27, 29, 31, and 29, funds, respectively, in the family of open-end registered investment companies advised or managed by Citibank.


     The Portfolios' Declaration of Trust provides that each Portfolio will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolios, unless, as to liability to a Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

Item 14. Control Persons and Principal Holders of Securities.


     As of January 31, 2001, beneficial interests in the Portfolios were held as follows:



------------------------------------------------------------------------------------------
                                Large Cap Growth Portfolio    Small Cap Growth Portfolio
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------
Smith Barney Diversified
Large Cap Growth Fund                    81.86%                         N/A

------------------------------------------------------------------------------------------
Smith Barney Small Cap
Growth Opportunities Fund                 N/A                          59.49%


------------------------------------------------------------------------------------------




     The address of each of Smith Barney Diversified Large Cap Growth Fund and Smith Barney Small Cap Growth Opportunities Fund (the "Funds") is 338 Greenwich Street, New York, New York 10013. Each Fund is a series of Citifunds Trust II, a Massachusetts Trust.


     The Funds control certain Portfolios by virtue of owning of the outstanding interests in these Portfolios, as noted above. The Funds have informed the appropriate Portfolios that whenever requested to vote on matters pertaining to the Portfolios (other than a vote to continue the Portfolios following the withdrawal of an investor) each will hold a meeting of shareholders and will cast its vote as instructed by its shareholders when its Trustees deem it to be necessary or desirable. Notwithstanding the foregoing, at any meeting of shareholders of a Fund, a service agent may vote any shares of which it is the holder of record and for which it does not receive voting instructions proportionately in accordance with instructions it received for all other shares of which that service agent is the holder of record.

Item 15. Investment Advisory and Other Services.

     Citibank manages the assets of each Portfolio pursuant to separate management agreements relating to each Portfolio ("Management Agreements"). Subject to such policies as the Board of Trustees may determine, Citibank manages the securities of each Portfolio and makes investment decisions for each Portfolio. Citibank furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for each Portfolio. Each Management Agreement with the Trust provides that Citibank may delegate the daily management of the securities of each Portfolio to one or more subadvisers. The Management Agreement for each of the Portfolios continues in effect for an initial two-year period and thereafter from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Portfolios who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     Citibank provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Trust's independent contractors and agents; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; and arranging for the maintenance of books and records of the Trust. Trustees, officers, and investors in the Trust are or may be or may become interested in Citibank, as directors, officers, employees, or otherwise and directors, officers and employees of Citibank are or may become similarly interested in the Trust.

     Each Management Agreement provides that Citibank may render services to others. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Management Agreement provides that neither Citibank nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.


     For its services under the Management Agreements, Citibank receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio for that Portfolio's then-current fiscal year.

     Large Cap Growth Portfolio                                  0.60%
     Small Cap Growth Portfolio                                  0.75%


     If the aggregate investment advisory or subadvisory fee payable by any of the Portfolios listed above to a subadviser or subadvisers of that Portfolio exceeds the percentage for that Portfolio in the chart above, Citibank will pay the amount of such excess to the applicable subadviser or subadvisers on the Portfolio's behalf. Citibank may voluntarily agree to waive a portion of its investment advisory fees.


     For the fiscal years ended October 31, 1998, 1999 and 2000 the fees paid to Citibank under its Management Agreement with respect to Large Cap Growth Portfolio were $3,167,841, $4,351,046 and $3,944,108, respectively.

     For the fiscal years ended October 31, 1998, 1999 and 2000 the fees paid to Citibank under its Management Agreement with respect to Small Cap Growth Portfolio were $1,673,322, $1,112,230 and $645,332, respectively.





     In addition to amounts payable under the Management Agreements, each Portfolio is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Citibank or Salomon Smith Barney, Inc., government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums. For the fiscal year ended October 31, 2000, the Portfolios' total expenses, expressed as a percentage of each Portfolio's average daily net assets for the period or year in question, were as follows:
Large Cap Growth Portfolio: 0.63%; and Small Cap Growth Portfolio: 0.85%.


     The Trust, on behalf of the Portfolios, has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. The Trust, on behalf of the Portfolios, also has entered into a Fund Accounting Agreement with State Street Cayman Trust Company, Ltd. ("State Street Cayman") pursuant to which State Street Cayman provides fund accounting services for each Portfolio. State Street Cayman also provides transfer agency services to each Portfolio.

     The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, British West Indies.

     PricewaterhouseCoopers LLP are the chartered accountants for the Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The address of PricewaterhouseCoopers LLP is Suite 3000, Box 82, Royal Trust Towers, Toronto Dominion Center, Toronto, Ontario, Canada M5K 1G8.

     Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, acts as counsel to the Trust.

Item 16. Brokerage Allocation and Other Practices.


     Citibank trades securities for a Portfolio if it believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objectives. Changes in the Portfolio's investments are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of turnover is not a limiting factor when changes are appropriate. Specific decisions to purchase or sell securities for a Portfolio are made by a portfolio manager who is an employee of Citibank and who is appointed and supervised by that entity's senior officers. The portfolio manager may serve other clients of Citibank in a similar capacity.

     In connection with the selection of brokers or dealers and the placing of portfolio securities transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which Citibank or its affiliates exercise investment discretion. Citibank is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Citibank determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Citibank or its affiliates have with respect to accounts over which they exercise investment discretion.

     The management fee that each Portfolio pays to Citibank will not be reduced as a consequence of Citibank's receipt of brokerage and research services. While such services are not expected to reduce the expenses of Citibank, Citibank would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.

     In certain instances there may be securities that are suitable as an investment for a Portfolio as well as for one or more of Citibank's other clients. Investment decisions for each Portfolio and for Citibank's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for a Portfolio. When purchases or sales of the same security for a Portfolio and for other portfolios managed by Citibank occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.

     For the fiscal years ended October 31, 1998, 1999 and 2000, Large Cap Growth Portfolio paid brokerage commissions of $855,648, $1,463,273 and $938,115, respectively. For the fiscal years ended October 31, 1998, 1999 and 2000, Small Cap Growth Portfolio paid brokerage commissions of $214,401, $372,100 and $87,704, respectively.


Item 17. Capital Stock and Other Securities.

     Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. Each Portfolio is a series of the Trust. Investors in each Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of that Portfolio. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in a Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in a Portfolio may not be transferred.

     Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in a Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when it is required to do so by law, or in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

     The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the bankruptcy or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

     Each Portfolio is a series of the Trust, organized as a trust under the laws of the State of New York. The Declaration of Trust provides that each Portfolio shall maintain appropriate insurance (e.g., fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities.

     The Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each business day. As of the close of regular trading on the New York Stock Exchange, on days during which the Exchange is open for trading, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following business day of the Portfolio.

Item 18. Purchase, Redemption and Pricing of Securities.

     Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

     The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). As set forth above, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.

     For the purpose of calculating a Portfolio's net asset value, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities for which there are no such valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.

     Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the Exchange and may also take place on days on which the Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when a Portfolio's net asset value is calculated, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.

     Interest income on long-term obligations held for a Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued less amortization of premium.

     Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests were to receive a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the New York Stock Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 19. Taxation of each Portfolio.

     The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a separate partnership for U.S. federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax. Each Portfolio's taxable year ends October 31. Although the Portfolios are not subject to U.S. federal income tax, they file appropriate U.S. federal income tax returns.

     A Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a Portfolio's effective rate of foreign tax in advance, since the amount of the Portfolio's assets to be invested within various countries is not known. The Trust does not anticipate that investors qualifying as RICs and investing substantially all of their assets in a Portfolio will be able to pass through to their shareholders any foreign tax credit or deduction for federal income tax purposes with respect to the foreign withholding taxes paid by the Portfolio, if any.

     Each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

     The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether a Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of each Portfolio's assets as if those requirements were directly applicable to such Portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. A Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on any RICs investing in the Portfolio, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold.

     A Portfolio's investment in zero-coupon bonds, payment-in-kind bonds and certain securities purchased at a market discount will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

     A Portfolio's transactions in options, foreign currency forward contracts, futures contracts, short sales and swaps and related transactions, if any, will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code.

     There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

     The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.

Item 20. Underwriters.


     The exclusive placement agent for each Portfolio is Salomon Smith Barney, Inc., which receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.


Item 21. Calculation of Performance Data.

     Not applicable.

Item 22. Financial Statements.


     The financial statements contained in the Annual Report of Large Cap Growth Portfolio and Small Cap Growth Portfolio for the fiscal years ended October 31, 2000 are incorporated by reference into this Part B. A copy of this Annual Report accompanies this Part B.

                                     PART C


Item 23. Exhibits.

       **          a(1)   The Declaration of Trust of the Trust
       ** and      a(2)   Amendments to the Declaration of Trust of the Trust
       ****
       **          b      By-laws of the Trust
       *           d(1)   Management Agreement between the Registrant, on behalf
                          of Large Cap Growth Portfolio and Citibank, N.A., as
                          investment manager and administrator
       *           d(2)   Management Agreement between the Registrant, on behalf
                          of Small Cap Growth Portfolio and Citibank, N.A., as
                          investment manager and administrator
       *           g      Custodian Contract between the Registrant and State
                          Street Bank and Trust Company, as custodian
       **          h(1)   Amended and Restated Administrative Services Plan of
                          the Registrant
       *           h(2)   Accounting Services Agreement between the Registrant
                          and State Street Cayman Trust Company, Ltd.
       ****        p      Code of Ethics for the Registrant

-----------------------

     * Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form N-1A of the Registrant relating to Large Cap Growth Portfolio and Growth & Income Portfolio File No. 811-8436, filed
        October 31, 1997. (This Amendment also serves as Amendment No. 3 to the Registration Statement on Form N-1A for the Registrant as it relates to Small Cap Growth Portfolio, File No. 811-07269.)
    ** Incorporated herein by reference to Amendment No. 6 to the Registration Statement on Form N-1A of the Registrant relating to U.S. Fixed Income Portfolio File No. 811-8436, filed October 30, 1998.
   *** Incorporated herein by reference to Amendment No. 7 to the Registration Statement on Form N-1A of the Registrant relating to Large Cap Growth Portfolio, Growth & Income Portfolio, High-Yield Portfolio and U.S. Fixed Incoem Portfolio, File No. 811-8436 filed March 1, 1999. (This Amendment also serves as Amendment No. 5 to the Registration Statement on Form N-1A for the Registrant as it relates to Small Cap Growth Portfolio, File No. 811-07269.)

  **** Incorporated herein by reference to Amendment No. 9 to the Registration Statement on Form N-1A of the Registrant relating to Large Cap Growth Portfolio, Growth & Income Portfolio, High-Yield Portfolio and U.S. Fixed Incoem Portfolio, File No. 811-8436 filed February 28, 2000. (This Amendment also serves as Amendment No. 7 to the Registration Statement on Form N-1A for the Registrant as it relates to Small Cap Growth Portfolio, File No. 811-07269.)


Item 24.  Persons Controlled by or under Common Control with Registrant.

         Not applicable.


Item 25.  Indemnification.

     Reference is hereby made to Article V of the Declaration of Trust (incorporated herein by reference as Exhibits a(1) and a(2) to this Registration Statement).

     The Trustees and officers of the Trust and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.


Item 26.  Business and Other Connections of Investment Adviser.

     Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, which is, in turn, a wholly owned subsidiary of Citigroup Inc. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): The Premium Portfolios (Large Cap Growth Portfolio, Small Cap Growth Portfolio, High Yield Portfolio, U.S. Fixed Income Portfolio and Government Income Portfolio), Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Cash Reserves Portfolio, CitiFundsSM Multi-State Tax Free Trust (CitiSM New York Tax Free Reserves, CitiSM Connecticut Tax Free Reserves and CitiSM California Tax Free Reserves), CitiFundsSM Tax Free Income Trust (CitiSM National Tax Free Income Portfolio, CitiSM New York Tax Free Income Portfolio and CitiSM California Tax Free Income Portfolio), CitiFundsSM Institutional Trust (CitiFundsSM Institutional Cash Reserves) and Variable Annuity Portfolios (CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth, CitiSelect VIP Folio 500 Growth Plus and CitiFundsSM Small Cap Growth VIP Portfolio). Citibank and its affiliates manage assets in excess of $351 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.

     Victor J. Menezes is the Chairman and a Director of Citibank. William R. Rhodes and H. Onno Ruding are Vice Chairmen and Directors of Citibank. The other Directors of Citibank are Paul J. Collins, Vice Chairman of Citigroup Inc. and Robert I. Lipp, Chairman and Chief Executive Officer of The Travelers Insurance Group Inc. and of Travelers Property Casualty Corp.

     In addition, the following persons have the affiliations indicated:

Paul J. Collins           Director, Kimberly-Clark Corporation
                          Director, Nokia Corporation

Robert I. Lipp            Chairman, Chief Executive Officer and President,
                          Travelers Property Casualty Corp.

William R. Rhodes         Director, Private Export Funding
                           Corporation
                          Director, Conoco, Inc.

H. Onno Ruding            Supervisory Director, Amsterdamsch
                           Trustees Cantoor B.V.
                          Director, Pechiney S.A.
                          Advisory Director, Unilever NV and Unilever PLC
                          Director, Corning Incorporated


Item 27.  Principal Underwriters.

     (a) Salomon Smith Barney, Inc., the Registrant's placement agent, also is the distributor for Citi U.S. Treasury Reserves, Citi Cash Reserves, Citi Premium U.S. Treasury Reserves, Citi Premium Liquid Reserves, Citi Institutional U.S. Treasury Reserves, Citi Institutional Liquid Reserves, Citi Institutional Cash Reserves, Citi Tax Free Reserves, Citi Institutional Tax Free Reserves, Citi California Tax Free Reserves, Citi Connecticut Tax Free Reserves, Citi New York Tax Free Reserves, Citi Short-Term U.S. Government Income Fund, Citi New York Tax Free Income Fund, Citi National Tax Free Income Fund, Citi California Tax Free Income Fund, Citi Nasdaq-100 Index Fund, Citi Small Cap Index Fund, Citi U.S. 1000 Index Fund, Citi Global Titans Index Fund, Citi Financial Services Index Fund, Citi Health Science Index Fund, Citi Technology Index Fund, Citi U.S. Bond Index Fund, Citi International Index Portfolio, CitiSelect VIP Folio 200 Conservative, CitiSelect VIP Folio 300 Balanced, CitiSelect VIP Folio 400 Growth, CitiSelect VIP Folio 500 Growth Plus and CitiFunds Small Cap Growth VIP Portfolio. Salomon Smith Barney, Inc. also is the placement agent for Large Cap Growth Portfolio, Small Cap Growth Portfolio, Government Income Portfolio, International Equity Portfolio, Tax

Free Reserves Portfolio and U.S. Treasury Reserves Portfolio. Salomon Smith Barney, Inc. is also the distributor for the following Smith Barney funds:
Smith Barney Diversified Large Cap Growth Fund, Smith Barney Small Cap Growth Opportunities, Smith Barney International Large Cap Fund, Consulting Group Capital Markets Funds, Concert Investment Series, Greenwich Street Series Fund, Smith Barney Adjustable Rate Government Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Concert Allocation Series Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Trust, Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund Inc., Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Small Cap Blend Fund, Inc., Smith Barney Telecommunications Trust, Smith Barney Variable Account Funds, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.


     (b) The information required by this Item 27 with respect to each director, officer and partner of Salomon Smith Barney is incorporated by reference to Schedule A of FORM BD filed by Salomon Smith Barney pursuant to the Securities Exchange Act of 1934 (SEC File No. 812-8510).


     (c) Not applicable.


Item 28.  Location of Accounts and Records.

     The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

Name                                              Address

State Street Bank and Trust Company               225 Franklin Street
(custodian)                                       Boston, MA  02110

State Street Cayman Trust                         P.O. Box 2508 GT
 Company, Ltd.                                    Grand Cayman
(accounting services agent)                       British West Indies

Citibank, N.A.                                    153 East 53rd Street
(investment manager)                              New York, NY 10043

Salomon Smith Barney Inc.                         388 Greenwich Street
(placement agent)                                 New York, NK 10013


Item 29.  Management Services.

     Not applicable.


Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on the 28th day of February, 2001.


                             THE PREMIUM PORTFOLIOS
                             on behalf of Large Cap Growth Portfolio
                             and Small Cap Growth Portfolio


                             By:   Heath B. McLendon
                                --------------------------------------
                                   Heath B. McLendon
                                   President of
                                   The Premium Portfolios

                                 EXHIBIT INDEX


              Exhibit
              No.:           Description:

                             NONE